Exhibit 99.1

TRI POINTE GROUP, INC. ANNOUNCES AUTHORIZATION OF $100 MILLION STOCK REPURCHASE PROGRAM

Irvine, California, January 27, 2016 /Business Wire/ - TRI Pointe Group, Inc. (NYSE: TPH) today announced that its Board of Directors has approved a $100 million stock repurchase program, effective January 26, 2016.

Under the program, the company may repurchase common stock with an aggregate value of up to $100 million through January 25, 2017. The share repurchase program does not obligate the company to repurchase any particular amount of common stock, and it could be modified, suspended or discontinued at any time. The timing and amount of repurchases are determined by the company’s management at its discretion based on a variety of factors such as the market price of its common stock, corporate requirements, general market and economic conditions and legal requirements. Purchases of the company’s common stock may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or by other means in accordance with federal securities laws.

About TRI Pointe Group, Inc.

Headquartered in Irvine, California, TRI Pointe Group, Inc. (NYSE: TPH) is one of the top ten largest public homebuilders by equity market capitalization in the United States. The company designs, constructs and sells premium single-family homes through its portfolio of six quality brands across eight states, including Maracay Homes in Arizona; Pardee Homes in California and Nevada; Quadrant Homes in Washington; Trendmaker Homes in Texas; TRI Pointe Homes in California and Colorado; and Winchester Homes in Maryland and Virginia. Additional information is available at www.tripointegroup.com.

This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell, any stock of TRI Pointe Group Inc.’s common stock.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal,” “will,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; global economic conditions; raw material prices; oil and other energy prices; the effect of weather; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters; transportation costs; federal and state tax policies; the effect of land use, environment and other governmental regulations; legal proceedings; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the risk that disruptions from the Weyerhaeuser Real Estate Company (“WRECO”) transaction will harm our business; our ability to achieve the benefits of the WRECO transaction in the estimated amount and the anticipated timeframe, if at all; our ability to integrate WRECO successfully and to achieve the anticipated synergies therefrom; changes in accounting principles; our relationship, and actual and potential conflicts of interest, with Starwood Capital Group or its affiliates; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:

Chris Martin, TRI Pointe Group

Drew Mackintosh, Mackintosh Investor Relations

InvestorRelations@TRIPointeGroup.com, 949-478-8696

Media Contact:

Carol Ruiz, cruiz@newgroundco.com, 310-437-0045